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                                                                    EXHIBIT 15.1

                  AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Pride International, Inc.
     Quarterly Report on Form 10-Q

     We are aware that our report dated August 10, 2000 on our review of interim financial information of Pride International, Inc. (the "Company") as of June 30, 2000 and for each of the three-month and six-month periods ended June 30, 2000 and 1999 and included in the Company's quarterly report on Form 10-Q is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-06823, 333-06825, 333-27661, 333-35089, 333-35093, 333-
87259 and 333-87263) and on Form S-3 (Registration Nos. 333-40302, 333-40014 and
333-44925). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meanings of Sections 7 and 11 of that Act.


Very truly yours,
PricewaterhouseCoopers LLP

Houston, Texas
August 14, 2000